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                                Exhibit No. 99.1



FOR IMMEDIATE RELEASE                                        DOUGLAS L. LOWELL
                                                             Corporate Relations



               TRIMARK ANNOUNCES COMMITMENT FOR $75 MILLION CREDIT
                                    FACILITY

                     CHASE BANK LINE FUELS COMPANY STRATEGY

     October 9, 1996, Los Angeles. . . Trimark Holdings, Inc. (TMRK - NASDAQ/NNM) announced today that it has entered into a commitment with The Chase Manhattan Bank to agent and arrange a $75 million syndicated revolving credit agreement. This credit facility will replace and triple Trimark's existing $25 million revolving credit facility.

     The Company anticipates that these funds will be used to expand theatrical operations, to increase acquisitions and productions by Trimark Pictures, support distribution by Vidmark Entertainment and for general corporate purposes. Trimark anticipates closing the new credit facility prior to year-end. Consummation of the facility is subject to customary closing conditions, including satisfactory syndication arrangements.

     "Trimark's strategy for the next century is to become a leading independent theatrical distribution company," stated Chairman Mark Amin. "The Company has undergone reorganization in the past year which has resulted in an acceleration of our production and acquisition of theatrical product. We have been approached by other lenders to manage our credit facility to achieve these goals. We are grateful to our current lenders for their effort and support. However, after meeting with John Miller and his organization, their

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expertise and in-depth knowledge of our business proved a critical factor in our decision. We are pleased that a bank with the reputation of Chase understands our objectives and will assist us in reaching them."

     "We are delighted to embark on this new relationship with Trimark Pictures," said John Miller, Managing Director of the Entertainment Industries Group. "The management of Trimark led by founder and Chairman Mark Amin, and supported by their strong financial team under Chief Financial Officer Jim Keegan reinforces our belief that the Company is poised for growth. We at Chase look forward to being part of Trimark's exciting future."

     Trimark Pictures is scheduled to begin release of its largest slate of theatrical films beginning in January 1997. MEET WALLY SPARKS, starring legendary comedian Rodney Dangerfield, will be released in January. Following this initial release is scheduled SPRUNG, a romantic comedy, directed by and starring Rusty Cundieff ("Tales from the Hood"), and produced by Darin Scott ("Menace II Society") with musical score by Stanley Clarke. In February and March, the Company is scheduled to release two specialized films, RIPE, from first time director, Mo Ogrodnik, and KAMA SUTRA: A TALE OF LOVE, directed by Mira Nair ("Salaam Bombay!" and "Mississippi Masala"). In March, WARRIOR OF WAVERLY STREET, Trimark's highest budgeted movie, produced by Jenny Lew Tugend ("Free Willy" I & II) will be released. This will be followed by CHAIRMAN OF THE BOARD, the film debut of comedian Carrot Top and also starring Courtney Thorne-Smith.

     "Chase has long been a friend of the independents," said Douglas L. Lowell, Director of Business Development. "Chase is a giant in entertainment lending, and we are thrilled to be part of their very impressive client list. Chase has long supported independent film companies by introducing new business opportunities and creating the financial flexibility to take advantage of them. We hope that their

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management team will help us to achieve our strategic plans as it has assisted other independents."

     Except for the historical information contained herein, certain matters discussed in this news release, including the closing of this credit facility, are forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Other matters, uncertainties and risks are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1996.

     Trimark Holdings, Inc., is a broad-based entertainment company which acquires, produces and distributes motion pictures domestically and internationally under the Trimark Pictures banner; licenses to the broadcast industry under the Trimark Television moniker; to the domestic home video market under the Vidmark Entertainment label; and to the interactive market under the Trimark Interactive banner.

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